Exhibit 10.1

Executed Version

LOCK-UP AND INVESTOR RIGHTS AGREEMENT

This LOCK-UP AND INVESTOR RIGHTS AGREEMENT is made as a deed and as of October 8, 2026 (this “Agreement”) among Drilling Tools International Corporation, a Delaware corporation (the “Company”), and the Sellers party hereto (each a “Seller” and collectively, the “Sellers”), with Jack William Loggie acting as the Seller Representative for purposes of exercising the Sellers’ rights under this Agreement (the “Parties”).

WHEREAS, the Company, Casing Technologies Group Limited (“Buyer”), Saltire Energy Limited (“Saltire”), Foxley Energy Limited (“Foxley”), the Sellers and Jack William Loggie, solely in his capacity as the Seller Representative, are parties to that certain Share Purchase Agreement dated October 8, 2026 (the “Share Purchase Agreement”), pursuant to which Buyer agreed to acquire from the Sellers all of the issued and outstanding equity interests of Saltire and Foxley in exchange for, among other things, Consideration Loan Notes which, pursuant to the Rollover Documents, are to be rolled over into 17,355,139 shares of Common Stock (such shares, the “Lock-Up Shares”), on the terms and subject to the conditions set forth therein, and the Company has agreed to execute and deliver this Agreement in connection with the issuance of the Lock-Up Shares to the Sellers; and

WHEREAS, concurrently with the execution and delivery of the Share Purchase Agreement, the Company and the Sellers are entering into this Agreement for the purposes of setting forth their agreement and understanding relating to the ownership by the Sellers of the Lock-Up Shares and certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority, court, tribunal or arbitration body.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (a) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, in relation to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, in each case from time to time. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Agreement” has the meaning ascribed to such term in the preamble.

“beneficial owner”, “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that, notwithstanding anything in Rule 13d-3(d)(1)(i) to the contrary, the determination of the “beneficial owner” or “beneficial ownership” shall be made after giving effect to the conversion of all options, warrants, rights and convertible or other similar securities outstanding as of any date in question.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which banks are generally open for normal business in New York, New York which day is not a Saturday or a Sunday.

“Bylaws” means the Amended and Restated bylaws of the Company, as amended from time to time.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Consideration Loan Notes” has the meaning ascribed to such term in the Share Purchase Agreement.

“Closing” and “Closing Date” have the meanings ascribed to such terms in the Share Purchase Agreement.

“Company” has the meaning ascribed to such term in the preamble.

“Contract” means any contract, lease, sublease, license, sublicense, indenture, agreement, commitment or other legally binding arrangement, whether oral or written, and including all amendments and supplements thereto.

“First Fall-Away Event” has the meaning ascribed to such term in Section 5.3(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means a registration statement on Form S-3 or any successor form thereto promulgated under the Securities Act.

“Governmental Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, disciplinary, enforcement or tax raising body, authority, agency, commission, board, organization, court or tribunal of any jurisdiction, whether international, supranational, national, federal, state or regional or local and any subdivision, department or branch of any of the foregoing.

“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Securities Exchange Act.

“Holder” means each Seller Party holding Registrable Securities.

“Law” or “Laws” means all applicable laws, statutes, ordinances, regulations, rules, codes, orders, judgments and other requirements having the force of law, in each case of any Governmental Authority, and any judicial or administrative interpretation thereof.

“Lock-Up Period” has the meaning ascribed to such term in Section 2.1(a).

“Lock-Up Shares” has the meaning ascribed to such term in the recitals.

“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof).

“Merger Transaction” means any transaction or series of related transactions involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group beneficially owning more than 50% of the total outstanding securities of the Company (measured by voting power or economic interest), or (ii) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group beneficially owning more than 50% of the total outstanding securities of the Company (measured by voting power or economic interest).

“MNPI” means material non-public information concerning the Company and its securities.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Parties” has the meaning ascribed to such term in the preamble.

“Permitted Transfer” has the meaning ascribed to such term in Section 2.1(b).

“Permitted Transferee” means (i) any other Seller, (ii) any Affiliate of a Seller, (iii) any immediate family member of a Seller (including any spouse, domestic partner, parent, grandparent, child, grandchild or sibling of a Seller), (iv) any trust, family limited partnership or other estate planning vehicle for the benefit of a Seller or any immediate family member of a Seller, (v) any individual retirement account, pension plan or other retirement account for the benefit of a Seller, or (vi) any entity wholly owned by a Seller or any immediate family member of a Seller. Each Permitted Transferee shall, subject to delivery of the joinder contemplated by Section 2.1(b)(i), become a party to this Agreement upon transfer and shall be entitled to all rights and subject to all obligations of the applicable Seller, including the right to further transfer to its own Permitted Transferees.

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.

“Reference Price” means $3.49 per share.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $15 million (based on the volume-weighted average price per share of Common Stock on Nasdaq (or, if the Common Stock is not then listed on Nasdaq, on the principal national securities exchange on which the Common Stock is then listed) over the ten (10) consecutive trading days ending on the trading day immediately preceding the date of the applicable Demand, Take-Down Notice or other request giving rise to the determination), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the Seller Parties.

“Registrable Securities” means (i) the Lock-Up Shares and (ii) any shares of Common Stock or other securities issued or issuable by the Company or any of its successors or assigns in respect of any Lock-Up Shares in connection with any stock split, stock dividend, subdivision, recapitalization, reclassification or similar transaction; provided that, for the avoidance of doubt, “Registrable Securities” shall not include any shares of Common Stock or other securities acquired by any Seller Party in open market purchases or otherwise after the date of this Agreement (other than pursuant to clause (ii) of this definition); provided, further, that any such shares of Common Stock or other securities shall cease to be Registrable Securities when (A) they are sold pursuant to an effective Registration Statement under the Securities Act, (B) they are sold pursuant to Rule 144, (C) they shall have ceased to be outstanding or (D) such shares may be sold by the applicable Seller Party without volume limitations or manner-of-sale requirements pursuant to Rule 144(b)(2) under the Securities Act (taking into account any applicable holding period requirements and the Company’s compliance with its reporting obligations under Sections 13 or 15(d) of the Securities Exchange Act).

“Representatives” means, in relation to a Party, its Affiliates and its and their respective directors, officers, employees, agents, auditors, consultants and advisors.

“Rollover Documents” has the meaning ascribed to such term in the Share Purchase Agreement.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Sale Transaction” means any transaction or series of related transactions involving the direct or indirect sale, lease, assignment, disposition or other transfer (by operation of law or otherwise) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“SEC” means the Securities and Exchange Commission.

“Second Fall-Away Event” has the meaning ascribed to such term in Section 5.3(b).

“securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Share Purchase Agreement” has the meaning ascribed to such term in the recitals.

“Seller” and “Sellers” have the meanings ascribed to such terms in the preamble.

“Seller Designee” has the meaning ascribed to such term in Section 5.1(a)(i).

“Seller Observer” has the meaning ascribed to such term in Section 5.1(a)(ii).

“Seller Parties” means the Sellers and each Permitted Transferee of any Seller to whom shares of Common Stock are transferred pursuant to Section 2.1(b)(i).

“Seller Representative” means Jack William Loggie, acting on behalf of the Sellers in accordance with this Agreement.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities beneficially owned by such Person or of any interest in any shares of equity securities beneficially owned by such Person. The terms “Transfers” and “Transferred” shall have correlative meanings.

“Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company, in an amount no less than the Registrable Amount, to an underwriter or underwriters for reoffering to the public.

Section 2. Lock-Up; Transfers; Volume Limitations; Secondary Offerings.

2.1 Lock-Up Period; Tranche Releases.

(a) Other than Permitted Transfers, no Seller Party shall Transfer any Lock-Up Shares during the period beginning on the Closing Date and ending on the twenty-four (24) month anniversary of the Closing (the “Lock-Up Period”); provided that (i) one-third (1/3) of the Lock-Up Shares shall be released from the lock-up restrictions on the twelve (12) month anniversary of the Closing, (ii) one-third (1/3) of the Lock-Up Shares shall be released from the lock-up restrictions on the eighteen (18) month anniversary of the Closing and (iii) one-third (1/3) of the Lock-Up Shares shall be released from the lock-up restrictions on the twenty-four (24) month anniversary of the Closing. The release of any tranche shall not affect the restrictions applicable to any other tranche.

(b) “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable Law:

(i) a Transfer of shares of Common Stock to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Seller Party” for all purposes of this Agreement;

(ii) Transfers in connection with (A) any Merger Transaction, Sale Transaction or third party tender or exchange offer involving the Common Stock that has been approved by the Board (and, for the avoidance of doubt, if the applicable Seller Party does Transfer Lock-Up Shares to a third party in connection with such tender or exchange offer, the restrictions set forth in this Section 2 shall not apply to such third party with respect to such shares) or (B) any tender or exchange offer by the Company;

(iii) Transfers that have been approved in writing by the Board (and, for the avoidance of doubt, if the applicable Seller Party does Transfer Lock-Up Shares to a third party with the Board’s written approval, the restrictions set forth in this Section 2 shall not apply to such third party with respect to such shares);

(iv) Transfers in connection with bona fide pledges to (or deposits with) nationally recognized financial institutions as collateral for margin loans or other credit facilities; provided that (A) the Transferor continues to exercise voting control over such pledged shares of Common Stock at all times prior to any pledgee taking ownership of the relevant Lock-Up Shares and (B) as a condition to any pledgee’s ability to take ownership of the relevant Lock-Up Shares, such pledgee shall execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such pledgee agrees to be a “Seller Party” for all purposes of this Agreement;

(v) Transfers pursuant to inheritance, estate planning or charitable purposes; provided that as a condition to such Transfer, the Transferee (A) executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be a “Seller Party” for all purposes of this Agreement or (B) in the case of a charitable Transfer, irrevocably waives all rights of such Transferee as a “Seller Party” for all purposes of this Agreement; and

(vi) Transfers pursuant to any order of a court or regulatory body of competent jurisdiction.

(c) [intentionally omitted].

2.2 Volume Limitations.

After the applicable release date for any tranche of Lock-Up Shares, any sale of shares released from the lock-up effected through open-market transactions on Nasdaq or any other securities exchange or automated quotation system (including sales effected through a broker on an agency basis) shall be subject to the following volume limitations: no Seller Party may sell, in any single trading day, more than ten percent (10%) of the average daily trading volume of Common Stock on Nasdaq over the trailing twenty (20) trading-day period preceding such sale. Notwithstanding the foregoing, the volume limitations set forth in this Section 2.2 shall not apply to any Transfer made pursuant to (u) a bona fide, broadly distributed underwritten public offering, (v) any shelf takedown (including any underwritten shelf takedown) pursuant to Section 4.3, (w) any block trade (whether or not underwritten), bought deal, overnight marketed offering or accelerated bookbuilt offering, (x) any privately negotiated transaction or off-market sale not effected through an exchange or automated quotation system, (y) any sale to a single purchaser or a limited number of institutional or accredited investors in a negotiated transaction, or (z) any Transfer to a Permitted Transferee. During the Lock-Up Period, no Seller Party shall engage in any hedging, short sale or derivative transaction relating to any Lock-Up Shares.

If, at any time following the date of this Agreement and for so long as the Seller Parties maintain beneficial ownership of at least ten percent (10%) of the Company’s issued and outstanding Common Stock, the Company grants, agrees to grant or becomes obligated to grant to any other stockholder (or group of affiliated stockholders) that holds, or will hold upon consummation of any issuance, ten percent (10%) or more of the Company’s issued and outstanding Common Stock any registration rights, transfer rights, volume limitation terms or other resale or disposition rights that are, taken as a whole, more favorable to such stockholder than the comparable rights applicable to the Seller Parties under this Agreement (including, without limitation, by reason of a higher percentage of average daily trading volume, a shorter duration of volume limitations, fewer transfer restrictions, more favorable registration rights, or the absence of such limitations or restrictions entirely) (such more favorable terms, the “More Favorable Terms”), then (i) the Company shall promptly (and in any event within five (5) Business Days of the execution of any agreement containing such More Favorable Terms) provide the Seller Representative with written notice thereof, together with a copy of the applicable agreement (or relevant excerpts thereof) and such other information as is reasonably necessary to enable the Seller Representative to evaluate whether such terms constitute More Favorable Terms; and (ii) the Seller Parties shall automatically and without further action be entitled to the benefit of such More Favorable Terms, effective as of the date on which such More Favorable Terms become effective for such other stockholder, and this Agreement shall be deemed amended accordingly. Notwithstanding the foregoing automatic adjustment, the Seller Representative, on behalf of all Seller Parties, may elect by written notice to the Company delivered within ten (10) Business Days following receipt of such Company notice to decline the benefit of such More Favorable Terms and retain the terms otherwise applicable under this Agreement (but without prejudice to the Seller Parties’ rights under this Section 2.2 with respect to any subsequent agreement). For the avoidance of doubt, (A) this provision shall apply to any grant of rights to any stockholder, whether in connection with any merger, acquisition, business combination, equity financing, private placement or similar transaction or otherwise, (B) any automatic amendment pursuant to this provision shall apply on a prospective basis only and shall not give rise to any claim by the Seller Parties in respect of any sales made prior to the effective date of such amendment, and (C) the Company’s failure to provide the notice required by clause (i) shall not affect the Seller Parties’ entitlement to the benefit of the More Favorable Terms, which shall be effective as of the date such More Favorable Terms become effective for such other stockholder.

2.3 Forced Participation in Secondary Offerings.

The Company shall have the right to require the Seller Parties to participate in any Company-led secondary offering of Common Stock to reduce the Seller Parties’ aggregate ownership to 19.9% of the Company’s issued and outstanding Common Stock, provided that (i) the Seller Parties’ aggregate ownership is at or above 20% of the Company’s issued and outstanding equity at such time and (ii) the offering price per share is at or above 105% of the Reference Price. The Seller Parties shall participate on a reasonable and sufficient basis and in accordance with the customary terms of the applicable offering.

2.4 Early Release of Lock-Up.

Notwithstanding the lock-up restrictions, locked-up shares may be released early from the lock-up restrictions if (i) the Sellers wish to sell such shares, (ii) the Board, in its sole discretion, determines that such sale would not have a negative impact on the market price of Common Stock and (iii) the Company’s brokers confirm that such sale would not have a negative impact on the market price. In addition, the lock-up shall automatically terminate with respect to all Lock-Up Shares if the closing price of Common Stock exceeds 200% of the Reference Price for more than fifteen (15) consecutive trading days.

2.5 Rule 144 Cooperation.

From and after the Closing and continuing until the date that is twenty-four (24) months following the expiration of the Lock-Up Period, the Company covenants and agrees to (i) comply with the reporting requirements of Rule 144(c)(1) under the Securities Act, (ii) timely file all reports required to be filed by the Company under Sections 13 or 15(d) of the Exchange Act, (iii) provide a letter confirming compliance with the foregoing clauses (i) and (ii) at the reasonable request of any Seller, (iv) maintain the listing of the Common Stock on Nasdaq or another national securities exchange (as defined in Section 6 of the Securities Exchange Act), and not take any action that would reasonably be expected to result in the delisting of the Common Stock from such exchange; provided that (A) the Company may transfer the listing of the Common Stock from Nasdaq to another national securities exchange so long as such transfer would not adversely affect the ability of the Seller Parties to sell Lock-Up Shares pursuant to Rule 144 under the Securities Act and (B) the Company may maintain a dual listing of the Common Stock on more than one national securities exchange so long as at least one such exchange is a national securities exchange on which sales of Common Stock may be effected in compliance with Rule 144 under the Securities Act, (v) promptly following the written request of any Seller (and in any event within five (5) Business Days of such request), instruct its transfer agent to remove any restrictive legends from the certificates (or book-entry positions) representing shares of Common Stock held by such Seller to the extent that (A) the applicable lock-up restrictions have expired with respect to such shares and (B) such Seller certifies to the Company in writing that such shares are eligible for resale pursuant to Rule 144 (or have been sold pursuant to an effective registration statement under the Securities Act), and (vi) cause its counsel to deliver any legal opinions required by the transfer agent in connection therewith. All fees and expenses incurred in connection with the removal of such legends, including transfer agent fees and fees for legal opinions, shall be borne by the Company. The Company shall, prior to the Closing, pre-clear the legend removal process with its transfer agent and outside counsel so as to ensure that legend removal requests can be processed promptly following the expiration of the applicable Lock-Up Period. The Company shall cooperate with, and take such customary actions as may reasonably be requested by, any Seller in connection with resales of Lock-Up Shares pursuant to Rule 144, including providing any customary certifications or notices to the transfer agent.

Section 3. Securities Restrictions; Legends.

3.1 Securities Restrictions; Legends.

(a) Each Seller acknowledges that the Lock-Up Shares have not been registered under the Securities Act and as such the Lock-Up Shares may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Seller agrees that it will not, and will cause its Affiliates not to, make any Transfer at any time if such action would or would be likely to (i) constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of the Lock-Up Shares under any such Laws or (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940.

(b) Each certificate representing the Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall (unless otherwise permitted by the provisions of Section 3.1(d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER ANY OTHER SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, IN SUCH FORM AND BY SUCH COUNSEL REASONABLY SATISFACTORY TO DRILLING TOOLS INTERNATIONAL CORPORATION AND ITS COUNSEL, THAT SUCH SALE, TRANSFER, OFFER, HYPOTHECATION, ASSIGNMENT OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.”

(c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Lock-Up Shares shall bear the legend set forth above in Section 3.1(b) unless (i) in such opinion of counsel to the Company, registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) When (i) any Lock-Up Shares are sold or otherwise Transferred pursuant to an effective Registration Statement under the Securities Act or (ii) a Seller Party has transferred or intends to transfer such shares pursuant to Rule 144, such Seller Party shall be entitled to receive from the Company, without expense to such Seller Party and within five (5) Business Days of such Seller Party’s written request, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(b). The Company shall cooperate with and direct its transfer agent to facilitate the timely removal of such legends.

(e) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall during the Lock-Up Period be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PURSUANT TO A LOCK-UP AND INVESTOR RIGHTS AGREEMENT DATED AS OF OCTOBER 8, 2026 (THE “LOCK-UP AND INVESTOR RIGHTS AGREEMENT”), BY AND AMONG DRILLING TOOLS INTERNATIONAL CORPORATION (THE “COMPANY”) AND THE SELLERS PARTY THERETO (COLLECTIVELY, THE “SELLERS”), THAT RESTRICTS ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THESE SECURITIES OR ANY INTEREST THEREIN, OTHER THAN

WITH THE PRIOR WRITTEN CONSENT OF DRILLING TOOLS INTERNATIONAL CORPORATION OR OTHERWISE IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AND INVESTOR RIGHTS AGREEMENT. A COPY OF THE LOCK-UP AND INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.”

(f) At each applicable release date set forth in Section 2.1(a), the Seller Representative shall be entitled, on behalf of all then-applicable Seller Parties, from the Company, without expense and within five (5) Business Days following such release date, to receive a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing the applicable tranche of shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(e).

Section 4. Registration Rights.

4.1 Demand Registrations.

(a) As soon as practicable after the Closing, but in any event within thirty (30) days following the Closing, subject to the terms and conditions hereof, (x) solely during any period that the Company is then ineligible under applicable Law to register Registrable Securities on Form S-3 pursuant to Section 4.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 4.3(b), but only if there is no Shelf Registration Statement then in effect, the Holder or Holders of a majority of the Registrable Securities shall be entitled to make an unlimited number of written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Holder or Holders that equals or is greater than the Registrable Amount (a “Demand Registration”); provided that the Holders collectively shall not be entitled to make more than two (2) Demands during any twelve (12) month period. Thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Holders for disposition in accordance with the intended method of disposition stated in such Demand; and

(ii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1;

but, in each case, subject to Section 4.1(f), and to the extent necessary to permit the orderly disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered; provided, that the Company may use a Registration Statement on Form S-3 if the Company would qualify to use such form within thirty (30) days after the date on which the Demand Registration is given and the Company shall not be required to file such Registration Statement until it is so qualified.

(b) A Demand shall specify: (i) the number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, including whether such Demand Registration will be an Underwritten Offering, (iii) the intended timing of disposition in connection with such Demand Registration and (iv) the estimated gross proceeds of such Demand Registration, which may not be less than the Registrable Amount.

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a Registration Statement with respect thereto has become effective and has remained effective for a period of at least ninety (90) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder or have ceased being Registrable Securities (provided, that such period shall be extended for a period of time equal to the period any Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to ninety (90) days after effectiveness, to any stop order, injunction or other order or requirement of the SEC or other Governmental Authority such that no sales are possible thereunder for a period of ten (10) consecutive days or more, other than by reason of any act or omission by any Holder.

(d) Demand Registrations shall be on such appropriate registration form of the SEC as shall be reasonably selected by the Company and reasonably acceptable to each Holder.

(e) The Company shall not be obligated to (i) subject to Section 4.1(c), maintain the effectiveness of a Registration Statement under the Securities Act filed pursuant to a Demand Registration for a period longer than ninety (90) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which the Holders were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least 75% of the number of Registrable Securities requested by the Holders to be included in such Demand Registration were included and sold, (B) within three (3) months of the completion of any other Demand Registration (including any Underwritten Offering pursuant to any Shelf Registration Statement), (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements or other required information; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements or information as promptly as practicable or (D) for an amount that is less than the Registrable Amount.

(f) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Demand Registration, then the Company shall include in such Registration Statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such an adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Holders, which, in the opinion of the lead managing underwriter(s), can be sold without such an effect; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such Registration Statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(g) Any time that a Demand Registration involves an Underwritten Offering, the Holder or Holders of a majority of the Registrable Securities to be sold in such Underwritten Offering shall select the investment banker(s) and manager(s) that will serve as managing underwriter(s) (including which such managing underwriter(s) will serve as lead or co-lead) and underwriter(s) with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

(h) Any Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notice from a Holder to such effect, or if such withdrawal shall reduce the number of Registrable Securities sought to be included in such Demand Registration below the Registrable Amount, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities or a Piggyback Registration pursuant to such Registration Statement. In any such event, such Demand Registration shall count as a Demand Registration for purposes of the limitations set forth in Section 4.1(a); provided, however, that a Demand Registration shall not count as a Demand Registration for purposes of such limitations if such withdrawal was made as a result of (i) a suspension of the use of the applicable Registration Statement by the Company pursuant to Section 4.7(b), (ii) the Company’s deferral of such Demand Registration on account of an Adverse Disclosure or any other event described in Section 4.7(b), (iii) any material adverse change in the business, financial condition or prospects of the Company that was not known to the Holders at the time of the applicable Demand, or (iv) any stop order, injunction or other order or requirement of the SEC or other Governmental Authority with respect to the applicable Registration Statement that was not caused by any act or omission of any Holder.

4.2 Piggyback Registrations.

(a) From and after the Closing, subject to the terms and conditions hereof, whenever the Company proposes to register any Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (ii) on Form S-8 or any successor form thereto (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (iii) on a Shelf Registration Statement, (iv) in connection with any dividend or distribution reinvestment or similar plan, (v) incidental to an issuance of debt securities under Rule 144A or (vi) pursuant to Section 4.1) (such registration other than those referred to in the immediately preceding parenthetical, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Holder prompt written notice thereof (but not less than fifteen (15) Business Days prior to the filing by the Company with the SEC of any Registration Statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock proposed to be registered, the proposed date of filing of such Registration Statement with the SEC, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock, in each case to the extent then known. Subject to Section 4.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by the Holders with respect to which the Company has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by each Holder) for inclusion therein within ten (10) Business Days after such Piggyback Notice is received by each Holder.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the shares of Common Stock sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Holders and (iv) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Piggyback Registration, then the Company shall include in the Registration Statement applicable to such Piggyback Registration only such shares of Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, the shares of Common Stock to be sold by the Company, (B) second, the Registrable Securities of the Holders and shares of Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by the Holders and the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, and (C) third, shares of Common Stock sought to be registered by Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, the Registrable Securities of the Holders and shares of Common Stock sought to be registered by the Other Demanding Sellers and any Other Proposed Sellers, pro rata on the basis of the number of shares of Common Stock proposed to be sold by the Holders and the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers and Other Proposed Sellers, and (B) second, the shares of Common Stock to be sold by the Company.

(c) In connection with any Underwritten Offering under this Section 4.2, the Company shall not be required to include the Registrable Securities of any Holder in the Underwritten Offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected in good faith by the Company.

(d) If, at any time after giving written notice of its intention to register any shares of Common Stock as set forth in this Section 4.2, the Company shall determine for any reason not to register such shares of Common Stock, the Company may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

4.3 Shelf Registration Statement.

(a) The Company shall use its commercially reasonable efforts to prepare and file, as soon as reasonably practicable within thirty (30) days following the Closing, a Registration Statement covering the sale or distribution from time to time by any Holder, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities of such Holder on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by each Holder in accordance with any reasonable method of distribution elected by such Holder) (the “Shelf Registration Statement”) and shall further use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing thereof (it being agreed that the Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company).

(b) Subject to Section 4.3(c), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as all Registrable Securities covered by the Shelf Registration Statement have been sold or otherwise cease to be Registrable Securities. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(c) At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering; provided that the Company shall not be obligated to effect more than two (2) Shelf Offerings during any calendar year or to effect any Shelf Offering for less than the Registrable Amount.

(d) In connection with any Shelf Offering, if the lead managing underwriter(s) advises the Company and each Holder participating in such Shelf Offering that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Shelf Offering would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Shelf Offering, then there shall be included in such Shelf Offering only such securities as the lead managing underwriter(s) advises can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 4.1(f). Except as otherwise expressly specified in this Section 4.3, any Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Section 4 as would be applicable to a Demand Registration (i.e., as if such Shelf Offering were a Demand Registration), including Section 4.1(e)(ii), Section 4.1(g) and Section 4.1(h).

(e) If any of the Registrable Securities is to be sold in a Shelf Offering initiated by a Holder, the Holder or Holders of a majority of the Registrable Securities to be sold in such Shelf Offering shall select the investment banker(s) and manager(s) that will serve as managing underwriter(s) (including which such managing underwriter(s) will serve as lead or co-lead) and underwriter(s) with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

(f) If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:

(i) if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period; and

(ii) if, pursuant to the foregoing clause (i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable and notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this clause (ii).

4.4 Holdback Agreements. In connection with any Underwritten Offering, each Holder that elects to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 60-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Common Stock, except in the event the underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

4.5 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1 or Section 4.3, the Company shall as promptly as reasonably practicable:

(i) prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Section 4; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such Registration Statement or any amendments thereto, the Company will furnish to each Holder, counsel to each Holder and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of the Holders and such counsel, and other documents reasonably requested by any Holder or such counsel, including any comment letter from the SEC, and, if requested by any Holder or such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors; provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause (A) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective pursuant to the terms of this Section 4, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(iii) if requested by the lead managing underwriter(s), if any, or the Holder of any Registrable Securities to be sold in an Underwritten Offering, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4.5(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable Law;

(iv) furnish to each Holder and each underwriter, if any, of the securities being sold such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as any Holder or the underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(v) use commercially reasonable efforts to register or qualify or cooperate with each Holder, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities covered by such Registration Statement under such other securities laws or “blue sky” laws of such jurisdictions as any Holder and any underwriter of the securities being sold shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and take any other action which may be necessary to enable the Holders and underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its commercially reasonable efforts to take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities;

(ix) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for each Holder and underwriter(s), if any, (A) opinions of counsel for the Company, covering the legal matters customarily covered in opinions requested of legal counsel to issuers in underwritten secondary offerings and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AS 6101 published by the Public Company Accounting Oversight Board (PCAOB), an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such Registration Statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(x) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained in connection with such offering by any Holder or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of the Company and other relevant information of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Company shall not be required to provide any information under this clause (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client or other applicable privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless, prior to furnishing any such information with respect to clause (1) or (2), each Holder enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xi) as promptly as practicable notify each Holder and the underwriter(s), if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other Governmental Authority for amendments or supplements to the Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(a)(viii) cease to be true and correct in any material respect; and (F) upon becoming aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Registration Statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonably practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiii) cooperate with each Holder and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or any Holder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(xiv) cooperate with each Holder and each underwriter or agent participating in the disposition of any Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xv) have appropriate officers of the Company prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriter(s) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by any Holder and the underwriter(s) in the offering, marketing or selling of the Registrable Securities.

(b) The Company may require each Holder and each underwriter, if any, to furnish the Company in writing such information regarding such Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement.

(c) Each Holder shall as promptly as practicable notify in writing the Company and the underwriter(s), if any, with respect to any registered offering of Registrable Securities if at any time the representations and warranties of such Holder contained in any underwriting agreement cease to be true and correct in any material respect and upon becoming aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference, to the extent based on information provided by such Holder, untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent based on information provided by such Holder.

(d) Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 4.5(a)(xi), such Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until it receives copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(xi), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 4.1(c) with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time such Holder is required to discontinue disposition of such securities.

4.6 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Section 4, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by any Holder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and (e) expenses of the Company incurred in connection with any “road show”, shall be borne solely by the Company whether or not any Registration Statement is filed or becomes effective. Each Holder shall pay (i) all underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities pursuant to any registration and (ii) the legal fees and expenses of its counsel.

4.7 Registration Miscellaneous.

(a) Not less than five (5) Business Days before the expected filing date of each Registration Statement pursuant to this Agreement, the Company shall notify each Holder, if such Holder has timely provided the requisite notice hereunder entitling it to register Registrable Securities in such Registration Statement, of the information, documents and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such Registration Statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from any Holder, the Company may file the Registration Statement without including Registrable Securities of such Holder. The failure to so include in any Registration Statement the Registrable Securities of a Holder (with regard to that Registration Statement) shall not result in any liability on the part of the Company to such Holder.

(b) Notwithstanding anything in this Section 4 to the contrary, the Company shall be entitled on up to two (2) occasions in any twelve (12) month period, for a period of time not to exceed sixty (60) days in the aggregate in any twelve (12) month period to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and Registration Statement covering any Registrable Securities and (z) require the Holders to suspend any offerings or sales of Registrable Securities pursuant to a Registration Statement, if the Company delivers to each Holder a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. Each Holder shall keep the information contained in such certificate confidential.

(c) Notwithstanding any other provision of this Section 4, no Holder shall sell, transfer or otherwise dispose of any Registrable Securities pursuant to any Registration Statement, Demand Registration, Piggyback Registration, Shelf Registration Statement, Shelf Offering or other offering or sale effected pursuant to this Section 4 unless and until such Registrable Securities have been released from the lock-up restrictions in accordance with Section 2.1(a) (including, for the avoidance of doubt, the tranche release schedule set forth therein) or Section 2.4. For the avoidance of doubt, any Underwritten Offering, Shelf Offering or other sale of Registrable Securities pursuant to this Section 4 shall be subject to and limited by the lock-up restrictions and tranche release schedule applicable to such Registrable Securities under Section 2.1, and no provision of this Section 4 shall be construed to permit the sale of any Lock-Up Shares prior to the applicable release date for such shares under Section 2.1(a) (unless such shares are no longer subject to the lock-up restrictions pursuant to Section 2.4). Each Holder shall be responsible for ensuring that any sale of Registrable Securities complies with the lock-up restrictions and tranche release schedule set forth in Section 2.1 (unless such Registrable Securities are no longer subject to the lock-up restrictions pursuant to Section 2.4), and the Company shall have no liability to any Holder for any delay in effecting any registration or offering to the extent such delay results from the application of the lock-up restrictions or tranche release schedule.

4.8 Registration Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Holder and its Affiliates and their respective current and former officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act) such Holder or such other indemnified Person and the current and former officers, directors, employees, accountants, attorneys and agents of each such controlling Person (collectively, the “Company Indemnified Parties”) from and against all Losses, as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 4.8(a)) will reimburse each Company Indemnified Party for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except in each case insofar as the same are caused by any information furnished to the Company by any other party expressly for use therein.

(b) To the fullest extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in securities as to which registration is being effected, indemnify and hold harmless the Company and its Affiliates and their respective current and former officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act) the Company or such other indemnified Person and the current and former officers, directors, employees, accountants, attorneys and agents of each such controlling Person (collectively, the “Holder Indemnified Parties”), from and against all Losses, as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.8(b)) will reimburse each Holder Indemnified Party for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by the Holder expressly for inclusion in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto; provided, however, that in no event shall any indemnity under this Section 4.8(b) payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the relevant Registration Statement. The indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which an action is brought against any indemnified party under this Section 4.8, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party (based upon advice of its counsel) reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for all indemnified parties in connection therewith)). Notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, in no event shall any contribution payable by any Holder under this Section 4.8(f) exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the Registration Statement giving rise to such obligation to contribute.

Section 5. Board Rights; Observer.

5.1 Designation Rights. Subject in all respects to Sections 5.2 and 5.3:

(a) For so long as the Seller Parties collectively beneficially own at least fifteen percent (15%) of the Company’s issued and outstanding Common Stock as of the Closing, the Seller Representative shall have the right, on behalf of all Sellers, to designate one individual for nomination to the Board (the “Seller Designee”); provided that the Seller Representative must exercise such right to designate a Seller Designee by delivering written notice to the Company no later than the twelve (12) month anniversary of the Closing, and if the Seller Representative has not exercised such right by such date, the right to designate a Seller Designee shall automatically and irrevocably lapse and the Seller Representative shall instead have the right, on behalf of all Sellers, to designate one non-voting observer to the Board (the “Seller Observer”), subject to the ownership thresholds set forth herein. If, at any time, the Seller Parties collectively beneficially own less than fifteen percent (15%) but at least ten percent (10%) of the Company’s issued and outstanding Common Stock as of the Closing, the Seller Representative’s right to designate a Seller Designee (if not already lapsed) shall automatically cease and the Seller Representative shall instead have the right, on behalf of all Sellers, to designate one non-voting observer to the Board (the “Seller Observer”). The Seller Representative shall notify the Company in writing of any designation of a Seller Designee or a Seller Observer (as applicable).

(b) If the Seller Representative elects a Seller Designee pursuant to Section 5.1(a), the Company shall, to the fullest extent permitted by applicable Law, include the Seller Designee in the slate of nominees recommended by the Board for election at each applicable meeting of the Company’s stockholders and shall nominate and recommend the Seller Designee for election as a director and solicit proxies or consents in favor thereof and shall otherwise support the Seller Designee’s election in a manner consistent with the Company’s support for other Board nominees, subject to the Seller Designee satisfying the qualifications and eligibility requirements applicable to directors of the Company.

(c) If the Seller Representative elects a Seller Observer pursuant to Section 5.1(a), the Company shall (a) provide the Seller Observer with notice of all Board meetings at the same time and in the same manner as notice is provided to directors, (b) provide the Seller Observer with copies of all materials distributed to directors in connection with such meetings (including agendas, presentations and written consents) at the same time as such materials are distributed to directors, and (c) permit the Seller Observer to attend and participate in discussions at such meetings in a non-voting observer capacity without the right to vote. Notwithstanding the foregoing, (x) the Seller Observer shall not participate in any meeting or portion thereof or receive any materials (i) if the Seller Observer has recused himself or herself because he or she is reasonably likely to have a conflict of interest with respect to the subject matter of the meeting or any portion thereof or pursuant to Section 5.5(c), provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid such conflict of interest, (ii) to the extent that the Seller Observer’s attendance or receipt of such materials is reasonably likely to adversely affect the existence of legal privilege, provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege, (iii) to the extent that the Seller Observer’s attendance or receipt of such materials would not be permitted pursuant to confidentiality agreements with third parties or under applicable Law, provided, however, that the Company uses commercially reasonable efforts to obtain any consents or waivers from the relevant third parties such that the relevant materials may be disclosed or provide the Seller Observer with redacted copies of documents containing such materials, (iv) with respect to any executive session of the Board or any committee thereof, (v) to the extent that such meeting or materials relate to information that the Company reasonably determines constitutes competitively sensitive information, provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid disclosure of such competitively sensitive information, (vi) to the extent that the Company reasonably determines that restricting the Seller Observer’s access to MNPI is necessary or advisable to comply with applicable securities Laws (including Regulation FD promulgated under the Securities Exchange Act) or the Company’s insider-trading policies, provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to comply with such applicable securities Laws or insider-trading policies, or (vii) to the extent that disclosure of such information to the Seller Observer would, in the Company’s reasonable determination, constitute a selective disclosure in violation of Regulation FD promulgated under the Securities Exchange Act, provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid such selective disclosure; and (y) the Board (or any committee thereof) may meet in executive session without the Seller Observer present at any time.

The Seller Observer and each Seller Party shall (A) maintain the confidentiality of all information received by the Seller Observer in such capacity (including any information subject to the exclusions set forth in this Section 5.1(c)) (such information, “Observer Confidential Information”) and shall not disclose any such information to any Person other than Representatives of the Seller Parties who have a need to know such information for (i) the purpose of monitoring the Seller Parties’ investment in the Company, (ii) the exercise of the Seller Parties’ rights under this Agreement or the Share Purchase Agreement, (iii) compliance with applicable legal, regulatory or reporting obligations, or (iv) obtaining legal, accounting, tax or financial advice in connection with the foregoing, and the Seller Observer and the Seller Parties shall use commercially reasonable efforts to ensure that any permitted recipient to whom Observer Confidential Information is disclosed is informed of the confidential nature of such information, (B) comply with the Company’s insider-trading policies and all other policies generally applicable to members of the Board as in effect from time to time (copies of which shall be provided to the Seller Observer promptly following designation and upon any material amendment thereto), and (C) not use any MNPI received by the Seller Observer for any purpose other than monitoring the Seller Parties’ investment in the Company, exercising the Seller Parties’ rights under this Agreement or the Share Purchase Agreement, complying with applicable legal, regulatory or reporting obligations, or obtaining legal, accounting, tax or financial advice in connection with the foregoing, including, for the avoidance of doubt, not using any such MNPI for trading in securities of the Company or any other Person or for any commercial, competitive or other purpose unrelated to the foregoing. The confidentiality and use restrictions set forth in this Section 5.1(c) shall survive the termination of the Seller Observer’s service in such capacity and the termination of this Agreement. Notwithstanding the foregoing, Observer Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of a disclosure by a Seller Observer or any Seller Party in breach of this Section 5.1(c), (B) was already known to the Seller Observer or the Seller Parties on a non-confidential basis prior to being furnished by or on behalf of the Company, (C) becomes available to the Seller Observer or the Seller Parties on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known by the receiving party to be bound by a confidentiality obligation to the Company with respect thereto, or (D) is independently developed by the Seller Observer or the Seller Parties without reference to or use of any Observer Confidential Information.

(d) The Seller Representative shall exercise all designation rights under this Section 5 on behalf of all Sellers. No Seller shall separately exercise any right to designate a Seller Designee or Seller Observer, and any designation made by the Seller Representative in accordance with this Agreement shall be binding on all Sellers.

(e) The designation rights under this Section 5 may not be assigned without the prior written consent of the Company, in whole or in part, by operation of Law or otherwise, and any such assignment shall be null and void, other than pursuant to a transfer by all Seller Parties of all their Lock-Up Shares to a single Permitted Transferee, in which case such Permitted Transferee shall be entitled to exercise such rights.

5.2 Removal. No Seller Designee or Seller Observer shall be removed by the Company without the prior written consent of the Seller Representative, other than for cause or as otherwise required by applicable Law; provided, that the foregoing shall not limit or restrict the operation of the fall-away provisions set forth in Section 5.3.

5.3 Fall-Away.

(a) First Fall-Away Event. If, at any time following the Closing, the Seller Parties collectively own less than 15% of the Company’s issued and outstanding Common Stock as of the Closing (the “First Fall-Away Event”), then, automatically and without any further action by any party, (i) if the Seller Parties have elected a Seller Designee pursuant to Section 5.1(a), such Seller Designee shall cease to be entitled to serve as a director and shall automatically become the Seller Observer for purposes of this Section 5, with the same rights and obligations applicable to a Seller Observer under Section 5.1(c), and no separate designation or election by the Seller Representative shall be required. Upon the occurrence of the First Fall-Away Event, the Seller Representative shall cause the Seller Designee, if any, to deliver any applicable resignation letter reasonably requested by the Company.

(b) Second Fall-Away Event. If, at any time following the Closing, the Seller Parties collectively own less than 10% of the Company’s issued and outstanding Common Stock as of the Closing (the “Second Fall-Away Event”), then, automatically and without any further action by any party, all rights of the Seller Parties under this Section 5 shall immediately and permanently terminate, including the right of the Seller Observer, if any, to receive notice of, attend or observe any meeting of the Board or any committee thereof or to receive any materials distributed to the directors. Upon the occurrence of a Second Fall-Away Event, the Seller Observer, if any, shall immediately cease to serve in such capacity, and the Seller Representative shall promptly cause any applicable resignation or termination documentation to be delivered to the Company.

5.4 Indemnification; Exculpation; Directors and Officers Insurance; Fees and Expenses. The Company shall add the Seller Designee, if any, as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the date the Seller Designee, if any, is appointed and shall provide all other contractual, insurance and other director liability indemnification or exculpation coverages and rights provided to other members of the Board. The Company shall enter into an indemnification agreement with the Seller Designee, if any, that is on the same form as the indemnification agreements it has entered into with other members of the Board. The Seller Designee, if any, shall be entitled to reimbursement of expenses incurred in such capacity on the same basis as the Company provides such reimbursement to the other members of its Board.

5.5 Conditions. As a condition to the appointment of any Seller Observer or Seller Designee, as applicable (and nomination for election as a director of the Company pursuant to this Section 5 in the case of a Seller Designee), the Seller Representative agrees and acknowledges that the Company will require:

(a) any such Seller Designee to provide to the Company all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filing in accordance with applicable Law or any stock exchange rules or listing standards;

(b) any such Seller Observer or Seller Designee to provide to the Company all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations;

(c) any such Seller Observer or Seller Designee to provide to the Company an undertaking in writing by such Seller Observer or Seller Designee to agree to recuse himself or herself from any deliberations or discussions of the Board to the extent such deliberations or discussions relate to any dispute, claim or indemnification matter between the Company and any Seller Party arising under or in connection with the Share Purchase Agreement or the other Transaction Documents (as defined in the Share Purchase Agreement), in each case solely where such deliberations or discussions would reasonably be expected to give rise to an actual conflict of interest between such Seller Observer or Seller Designee and the Company; and

(d) any such Seller Observer to provide to the Company an executed letter agreement confirming that the Seller Observer has no fiduciary duties to the Company in such capacity and undertaking to abide by customary confidentiality, insider-trading and other obligations in connection with the role as an observer to the Board, consistent with the Company’s policies and procedures generally applicable to directors.

Section 6. Other Rights.

6.1 Information Rights. Following the Closing and continuing until the twelve (12) month anniversary of the Closing (and, for the avoidance of doubt, for so long as the Seller Parties collectively own at least 10% of the Company’s issued and outstanding Common Stock as of the Closing during such period), the Company shall provide to the Seller Representative, concurrently with the delivery or distribution thereof to the Board, copies of all information, documents and materials provided to the Board (including all Board packs, presentations, reports, financial statements, management accounts, budgets, forecasts and any other materials distributed to the directors of the Company in connection with meetings of the Board or any committee thereof or by way of written consent) (collectively, “Section 6.1 Information”), in each case in the same form and at the same time as such information, documents and materials are provided to the directors of the Company. Notwithstanding the foregoing, the Seller Representative may, on behalf of all Seller Parties, elect to cease receiving such information by delivering written notice to the Company, in which case the Company’s obligations under this Section 6.1 shall be suspended until the Seller Representative notifies the Company in writing for the provision of such information to be resumed.

Each Seller Party acknowledges and agrees that Section 6.1 Information may include MNPI concerning the Company and its securities. Each Seller Party covenants and agrees that it shall not, and shall use commercially reasonable efforts to cause its Affiliates and Representatives not to (solely to the extent a Seller Party has shared any Section 6.1 Information with its Affiliates or Representatives), (i) purchase or sell any securities of the Company (or any derivative instruments relating thereto) while in possession of MNPI received pursuant to this Section 6.1, (ii) disclose any MNPI to any Person in a manner that would constitute a selective disclosure in violation of Regulation FD, (iii) “tip” any Person by disclosing MNPI for the purpose of enabling such Person to purchase or sell securities of the Company, or (iv) use any MNPI received pursuant to this Section 6.1 for any purpose other than monitoring the Seller Parties’ investment in the Company, exercising the Seller Parties’ rights under this Agreement or the Share Purchase Agreement, complying with applicable legal, regulatory or reporting obligations, or obtaining legal, accounting, tax or financial advice in connection with the foregoing. For the avoidance of doubt, nothing in this Section 6.1 shall be construed to relieve any Seller Party, the Seller Observer, the Seller Designee or any of their respective Affiliates or Representatives of any obligation under applicable securities Laws.

Each Seller Party acknowledges and agrees that all Section 6.1 Information constitutes confidential and proprietary information of the Company (“Section 6.1 Confidential Information”); provided, however that Section 6.1 Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of a disclosure by any Seller Party in breach of this Section 6.1, (B) was already known to the Seller Parties on a non-confidential basis prior to being furnished by or on behalf of the Company, (C) becomes available to the Seller Parties on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known by the receiving party to be bound by a confidentiality obligation to the Company with respect thereto, or (D) is independently developed by the Seller Parties without reference to or use of any Confidential Information. Each Seller Party shall, and shall use commercially reasonable efforts to cause its Affiliates and Representatives to (solely to the extent a Seller Party has shared any Section 6.1 Information with its Affiliates or Representatives), (i) maintain the confidentiality of all Section 6.1 Confidential Information and not disclose any Section 6.1 Confidential Information to any Person, except as expressly permitted by this Section 6.1, (ii) use Section 6.1 Confidential Information solely for the purpose of monitoring the Seller Parties’ investment in the Company, exercising the Seller Parties’ rights under this Agreement or the Share Purchase Agreement, complying with applicable legal, regulatory or reporting obligations, or obtaining legal, accounting, tax or financial advice in connection with the foregoing, and not for any other purpose whatsoever, including any commercial, competitive or trading purpose, and (iii) protect Section 6.1 Confidential Information using the same degree of care (but no less than a reasonable degree of care) that such Seller Party uses to protect its own confidential information of like kind. Notwithstanding the foregoing, a Seller Party may disclose Section 6.1 Confidential Information (A) to its Affiliates and its and their respective directors, officers, employees, attorneys, accountants, consultants and other advisors (collectively, “Permitted Recipients”) who have a need to know such Section 6.1 Confidential Information for the purpose of monitoring the Seller Parties’ investment in the Company, exercising the Seller Parties’ rights under this Agreement or the Share Purchase Agreement, complying with applicable legal, regulatory or reporting obligations, or obtaining legal, accounting, tax or financial advice in connection with the foregoing, provided that such Seller Party shall be responsible for any breach of the confidentiality obligations set forth in this Section 6.1 by any such Permitted Recipient, and (B) to the extent required by applicable Law, regulation, legal process or the rules of any securities exchange on which such Seller Party’s (or its Affiliate’s) securities are listed; provided that, to the extent legally permissible and reasonably practicable, such Seller Party shall use commercially reasonable efforts to (x) provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and (y) cooperate with the Company, at the Company’s sole cost and expense, in seeking such protective order or other remedy. If such protective order or other remedy is not obtained, such Seller Party shall disclose only that portion of the Section 6.1 Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and shall use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such disclosed Section 6.1 Confidential Information.

The Seller Parties shall use commercially reasonable efforts to ensure that any Permitted Recipient to whom Section 6.1 Confidential Information is disclosed is informed of the confidential nature of such information. Each Seller Party shall be liable for any breach of the confidentiality obligations set forth in this Section 6.1 by any of its Affiliates or Permitted Recipients. The confidentiality and non-use obligations set forth in this Section 6.1 shall survive the termination of the information rights set forth herein and the termination of this Agreement for a period of two (2) years following such termination; provided that Section 6.1 Confidential Information that constitutes a trade secret under applicable Law shall remain subject to the confidentiality obligations set forth herein for so long as such information remains a trade secret.

6.2 Participation Rights. For so long as the Seller Parties collectively beneficially own at least ten percent (10%) of the Company’s issued and outstanding Common Stock (determined as of the Closing, but adjusted to reflect any Transfers by any Seller Party other than Permitted Transfers to another Seller Party or Permitted Transferee), the Seller Parties shall have the right (but not the obligation) to participate in any issuance by the Company of (i) shares of Common Stock, (ii) securities convertible into or exercisable or exchangeable for Common Stock, or (iii) options, warrants or other rights to acquire Common Stock (collectively, “New Securities”), to the extent necessary to maintain (but not exceed) the Seller Parties’ then-current percentage ownership of the Company’s issued and outstanding Common Stock on a fully-diluted, as-converted basis (such right, the “Participation Right”). For the avoidance of doubt, (A) the Participation Right is a right, not an obligation, and no Seller Party shall be required to exercise the Participation Right or to purchase any New Securities, and (B) the Seller Parties shall not be entitled to acquire New Securities pursuant to this Section 6.2 to the extent that such acquisition would result in the Seller Parties holding a greater percentage ownership of the Company’s issued and outstanding Common Stock (on a fully-diluted, as-converted basis) than that held by the Seller Parties immediately prior to such issuance. The Participation Right shall terminate automatically upon the first date on which the Seller Parties collectively beneficially own less than ten percent (10%) of the Company’s issued and outstanding Common Stock (as adjusted pursuant to this Section 6.2), and upon such termination, the Seller Parties shall have no further rights under this Section 6.2.

The Company shall provide the Seller Representative with written notice (a “Participation Notice”) of any proposed issuance of New Securities (other than any Excluded Issuance) at least ten (10) Business Days prior to the anticipated closing date of such issuance (or, in the case of an underwritten public offering registered under the Securities Act, at least five (5) Business Days prior to the anticipated pricing date, or such shorter period as is consistent with the bookbuilding timeline, but in no event less than two (2) Business Days). Each Participation Notice shall set forth (i) the type and number of New Securities proposed to be issued, (ii) the price per share or unit (or, if not yet determined, the anticipated price range or pricing methodology), (iii) the anticipated closing date, (iv) the identity of any proposed purchasers (to the extent known), (v) the maximum number of New Securities that the Seller Parties may purchase pursuant to the Participation Right (calculated based on the Seller Parties’ then-current percentage ownership), and (vi) such other material terms and conditions of the proposed issuance as are reasonably necessary to enable the Seller Representative to make an informed decision with respect to the exercise of the Participation Right. In the case of an underwritten public offering registered under the Securities Act, notice shall be deemed given to the Seller Representative if the proposed issuance is specifically discussed at a meeting of the Board at which the Seller Designee or Seller Observer, if any, is present for such discussion.

The Seller Representative, on behalf of all Seller Parties, shall have ten (10) Business Days following receipt of the Participation Notice (or, in the case of an underwritten public offering, such shorter period as is consistent with the bookbuilding timeline, but in no event less than two (2) Business Days) to elect to exercise the Participation Right by delivering written notice to the Company (an “Exercise Notice”) specifying the number of New Securities that the Seller Parties elect to acquire, which number shall not exceed the maximum number set forth in the Participation Notice. If the Seller Representative does not deliver an Exercise Notice within the applicable period, the Seller Parties shall be deemed to have waived the Participation Right with respect to such issuance (but without prejudice to the Seller Parties’ Participation Right with respect to any subsequent issuance). The Seller Parties may elect to exercise the Participation Right in whole or in part with respect to any issuance, and a partial exercise or waiver with respect to any issuance shall not affect the Seller Parties’ Participation Right with respect to any subsequent issuance.

If the Seller Parties timely deliver an Exercise Notice, the Company shall permit the Seller Parties to purchase the number of New Securities specified in the Exercise Notice on the same terms and conditions (including price per share or unit) as applicable to the other purchasers of New Securities in such issuance. The Seller Parties shall pay the aggregate purchase price for such New Securities in immediately available funds at the closing of such purchase. The closing of any purchase by the Seller Parties pursuant to this Section 6.2 shall occur concurrently with, or as promptly as practicable following (and in any event within five (5) Business Days of), the closing of the issuance giving rise to such Participation Right. If the terms of the proposed issuance are modified in any material respect after delivery of the Participation Notice (including any change in the price per share or unit of more than five percent (5%)), the Company shall deliver an amended Participation Notice to the Seller Representative, and the Seller Representative shall have five (5) Business Days following receipt of such amended notice to modify or withdraw the Exercise Notice.

Notwithstanding the foregoing, the Participation Right shall not apply to any “Excluded Issuance,” which means any issuance of (a) shares of Common Stock or equity awards issued or issuable to directors, officers, employees, consultants or other service providers of the Company or any of its Subsidiaries pursuant to any equity incentive plan or compensation arrangement approved by the Board, (b) shares of Common Stock issued upon conversion, exchange or exercise of any convertible securities, options, warrants or other rights outstanding as of the Closing or issued in compliance with this Section 6.2, (c) shares of Common Stock issued in connection with any stock split, stock dividend, stock combination, recapitalization or similar transaction, (d) shares of Common Stock or other securities issued as consideration in connection with any bona fide acquisition, merger, consolidation or similar business combination transaction approved by the Board, or (e) shares of Common Stock or other securities issued in connection with any joint venture, strategic alliance, licensing arrangement or similar commercial transaction approved by the Board, where the primary purpose of such issuance is not to raise capital. The Participation Right shall not apply to any issuance of New Securities to the extent that the exercise of such right by the Seller Parties would require the prior approval of the Company’s stockholders under applicable Nasdaq listing rules or applicable Law, unless and until such stockholder approval has been obtained (and the Company shall use commercially reasonable efforts to obtain such stockholder approval if requested by the Seller Representative). The Participation Right is personal to the Seller Parties and may not be assigned or transferred to any Person other than a Permitted Transferee who has executed a joinder to this Agreement in accordance with Section 2.1(b)(i) and who agrees to be bound by all of the terms and conditions of this Agreement.

Section 7. Standstill.

Each Seller and each Seller Party agrees that, for so long as the Seller Parties collectively own at least 15% of the Company’s issued and outstanding Common Stock, without the prior written approval of the Board, neither such Seller nor such Seller Party will, directly or indirectly, and each will cause its controlled Affiliates, including any other Seller Parties acting at its direction or on its behalf, not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities, solely to the extent that, after giving effect to such acquisition, the Seller Parties would beneficially own, in the aggregate, more than 35.0% of the Company’s issued and outstanding Common Stock (which calculation shall include the notional or other number of shares of Common Stock specified in the documentation for any Contract designed to produce economic benefits and risks corresponding substantially to ownership of shares of Common Stock); provided that no Seller Party shall be deemed to have breached this Section 7(a) solely as a result of any increase in the percentage of Common Stock beneficially owned by the Seller Parties resulting from any repurchase, redemption or other reduction in the number of outstanding shares of Common Stock by the Company or any other action taken by the Company;

(b) make, or knowingly encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to the voting of, any voting securities of the Company, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board (other than the Seller Designee in accordance with Section 5.1) or seek the removal of any director from the Board;

(c) make any public announcement with respect to, or publicly offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into discussions, negotiations, arrangements, understandings, or agreements (whether written or oral) with any other Person (excluding, for the avoidance of doubt, any Seller Parties) regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to seek to control or influence the management, Board, or the policies of the Company, other than in the Seller Designee’s capacity, if any, as a director;

(e) make any public proposal or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing prohibited actions;

(f) advise or knowingly assist, knowingly encourage, or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing prohibited actions;

(g) take any action that would require the Company to make a public announcement under applicable Law regarding the possibility of a transaction or any of the events described in or actions prohibited by this Section 7;

(h) deposit any Common Stock and any other securities of the Company entitled to vote at any general meeting of the Company in a voting trust or similar Contract (unless such securities remain subject to the restrictions set forth in this Agreement) or subject any such securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any such voting securities;

(i) enter into any agreements, arrangements or understandings with any third party (excluding, for the avoidance of doubt, any Seller Parties or any Permitted Transferees) with respect to any of the foregoing prohibited actions, including forming, joining or in any way participating in a Group with any such third party in connection with any of the foregoing prohibited actions; or

(j) publicly request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 7;

provided, however, that nothing in this Section 7 or elsewhere in this Agreement will limit the Sellers’ or Seller Parties’ ability, as applicable, to (A) vote, Transfer (subject to Section 2) or otherwise exercise rights hereunder or under their Common Stock, (B) designate a Seller Designee or Seller Observer and permit any Seller Designee to deliberate, vote or otherwise exercise legal duties or otherwise act in the capacity as a member of the Board, (C) privately make, submit and discuss with the Company and/or the Board any proposal or matter intended to be made, submitted or discussed on a non-publicly disclosed or announced basis and not reasonably expected to require public disclosure, provided that such proposal or discussion does not relate to any amendment or waiver of any provision of this Section 7, (D) privately communicate with the Company and/or Board regarding any matter that does not relate to any of the actions prohibited by Sections 7(a) through 7(h), (E) make any disclosure required under Section 13(d) of the Securities Exchange Act or any other applicable Law, or (F) comply with applicable Law.

The restrictions in this Section 7 shall be of no further force and effect upon: (i) any Person (other than any Seller Party or any Affiliate thereof) becoming the beneficial owner of 50% or more of the issued and outstanding Common Stock; (ii) any Person (other than any Seller Party or any Affiliate thereof) acquiring 50% or more of the consolidated assets of the Company and its Subsidiaries; (iii) the commencement of a tender or exchange offer that has been recommended to stockholders of the Company by the Board and that, if consummated, would result in any Person (other than any Seller Party or any Affiliate thereof) becoming the beneficial owner of 50% or more of the issued and outstanding Common Stock; (iv) the Company entering into a definitive agreement providing for any transaction that, if consummated, would result in any of the events described in clauses (i), (ii) or (iii).

Section 8. Miscellaneous Provisions.

8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of England and Wales. Each of the Parties hereto irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). Each Party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum. Each of the Parties hereto agrees that all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the courts of England and Wales. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of the courts of England and Wales for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (b) irrevocably waives, and agrees not to assert by way of motion, defence, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts, and (c) agrees that service of process may, to the fullest extent permitted by law, be made on such Party in accordance with applicable rules of the courts of England and Wales or by any other method permitted by applicable law.

8.2 Amendment. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by the Company and the Seller Representative acting on behalf of all Sellers, and any such amendment, supplement or modification shall be binding on all of the Seller Parties. No provision of this Agreement may be waived except by a written instrument signed by (i) the Company, in the event the waiver is to be effective against the Company or (ii) the Seller Representative acting on behalf of the Sellers, in the event the waiver is to be effective against the Sellers and the other Seller Parties, and any such waiver shall be binding on all of the Seller Parties.

8.3 Termination. This Agreement will be effective as of the date hereof and shall automatically terminate upon the occurrence of the Second Fall-Away Event; provided, however, that (a) the provisions contained in Section 4 of this Agreement, except Section 4.8, shall survive so long as there are, and shall automatically terminate when there are no longer, any Registrable Securities outstanding, (b) the indemnity and contribution provisions contained in Section 4.8 and the provisions of this Section 8 shall survive any termination of this Agreement, and (c) the definitions set forth in Section 1 and the interpretive provisions set forth in Section 8.15 shall survive any termination of this Agreement to the extent necessary to give effect to any surviving provisions. The termination of this Agreement shall not relieve any Party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

8.4 Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

(a) If to the Company, to it at:

Drilling Tools International Corporation

10370 Richmond Ave., #1000

Houston, TX 77042

Attn: David R. Johnson, Chief Financial Officer

Email: David.Johnson@drillingtools.com

with a copy (which shall not constitute notice) to:

Winston Taylor LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship

Email: mike.blankenship@winstontaylor.com

(b) If to the Seller Representative, on behalf of the Sellers, to:

Jack William Loggie

100 Union Street

Aberdeen, Aberdeenshire

AB10 1QR

United Kingdom

Attn: Jack William Loggie

Email: Jack.Loggie@saltire-energy.com

with a copy (which shall not constitute notice) to:

Pinsent Masons LLP

120 Bothwell Street

Glasgow, G2 7JS

Attn: Brian Thumath

Email: brian.thumath@pinsentmasons.com

or such other address or email address as such Party may hereafter specify by like notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

8.5 Specific Performance.

The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Sellers would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5 shall not be required to provide any bond or other security in connection with any such order or injunction.

8.6 Treatment of Certain Transfers.

Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to transfer any Lock-Up Shares or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it and/or the Sellers or any other Seller Party.

8.7 Counterparts.

This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties (including by electronic signature) and delivered to the other Party (including electronically, e.g., in PDF format).

8.8 Severability.

If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.

8.9 Further Efforts.

Each party hereto shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party may reasonably request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

8.10 Extension of Time, Waiver, Etc.

The Parties may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party or (b) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

8.11 Entire Agreement; No Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the Parties and their permitted assigns any rights or remedies hereunder.

8.12 No Partnership Status.

Nothing in this Agreement and no actions taken by the Parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the Parties or constitute any Party the agent of any other Party for any purpose.

8.13 Binding Effect.

This Agreement shall be binding upon the Company, the Sellers and their permitted successors and assigns.

8.14 Further Acknowledgements.

The Sellers acknowledge and agree that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by the Sellers or any other Seller Party in any sale, transfer or liquidation of any Lock-Up Shares, and as a result of such restrictions on transfer and ownership, it may not be possible for the Sellers or any other Seller Party to liquidate all or any part of their interest in Lock-Up Shares at the time of their choosing, in exigent circumstances or otherwise. The Sellers further acknowledge and agree that the Company and its Affiliates shall have no liability whatsoever to the Sellers or any other Seller Party arising directly from the restrictions on transfer of Lock-Up Shares or any interest therein as set forth in this Agreement, except to the extent (i) the Company fails to comply with its obligations to the Sellers pursuant to this Agreement or (ii) such liability arises from or is attributable to the fraud, gross negligence, wilful misconduct or bad faith of the Company or any of its Affiliates.

8.15 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than Nasdaq, all references herein to Nasdaq shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

8.16 Assignment.

Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by the Company, the Seller Representative or any Seller without the prior written consent of the other parties hereto.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as a deed to be effective on the day and year first above written.

COMPANY

Executed and delivered as a deed by Drilling Tools International Corporation

By:	/s/ David R. Johnson
Name: David R. Johnson
Title: Chief Financial Officer

SELLERS

Executed and delivered as a deed by Michael David Loggie

/s/ Michael David Loggie

In the presence of:

Witness signature:

Witness name:

Witness address:

Executed and delivered as a deed by Michael David John Loggie

/s/ Michael David John Loggie

In the presence of:

Witness signature:

Witness name:

Witness address:

Signature Page to Lock-up and Investor Rights Agreement

Executed and delivered as a deed by Jack William Loggie, in his capacity as Seller and Seller Representative

By:	/s/ Michael David John Loggie

In the presence of:

Witness signature:

Witness name:

Witness address:

The Loggie Family Trust

By: Michael David Loggie and Jack William Loggie, solely in their capacity as trustees of The Loggie Family Trust

By:	/s/ Michael David Loggie
Name:	Michael David Loggie
Title:	Trustee

By:	/s/ Jack William Loggie
Name:	Jack William Loggie
Title:	Trustee

Signature Page to Lock-up and Investor Rights Agreement